Exhibit 5
CONNER & WINTERS
A PROFESSIONAL CORPORATION

TULSA
HENRY G. WILL
JOSEPH J. McCAIN, JR.
LYNNWOOD R. MOORE, JR.
ROBERT A. CURRY
STEVEN W. McGRATH
D. RICHARD FUNK
RANDOLPH L. JONES, JR.
J. RONALD PETRIKIN
LARRY B. LIPE
JAMES E. GREEN, JR.
MARTIN R. WING
JOHN W. INGRAHAM
ANDREW R. TURNER
GENTRA ABBEY SOREM
R. KEVIN REDWINE
TONY W. HAYNIE
BRUCE W. FREEMAN
DAVID R. CORDELL
JOHN N. HOVE
C. RAYMOND PATTON, JR.



RONALD C. POTTER
PAUL E. BRADEN
ROBERT J. MELGAARD
P. SCOTT HATHAWAY
LAWRENCE A. HALL
TIMOTHY T. TRUMP
MARK E. DREYER
NANCY E. VAUGHN
GREGORY D. RENBERG
MARK D. BERMAN
KATHERINE G. COYLE
REBECCA S. WOODWARD
BEVERLY K. SMITH
MELODIE FREEMAN-BURNEY
JACALYN W. PETER
ROBERT D. JAMES
DAVID H. HERROLD
JONATHAN M. CINOCCA
JASON S. TAYLOR
JACQUELINE L. BLOCKER*


LAWYERS

3700 FIRST PLACE TOWER
15 EAST FIFTH STREET
TULSA, OKLAHOMA 74103-4344
(918) 586-5711
FAX (918) 586-8982

______
WRITER'S DIRECT NUMBER
(918) 586-

WRITER'S FAX NUMBER
(918)

WRITER'S E-MAIL ADDRESS
@cwlaw.com


OF COUNSEL
JOHN E. BARRY
JAMES R. RYAN
RUSSELL H. HARBAUGH, JR.
DOUGLAS M. RATHER
DAVID O. CORDELL

OF COUNSEL EMERITUS
ROBERT L. McGOWEN
JOHN S. ATHENS

OKLAHOMA CITY
PETER B. BRADFORD
RAYMOND E. TOMPKINS
IRWIN H. STEINHORN
JOHN W. FUNK
JARED D. GIDDENS
KIRAN A. PHANSALKAR
TIMOTHY J. BOMHOFF
MITCHELL D. BLACKBURN
MARK H. BENNETT
BRYAN J. WELLS



L. DON SMITHERMAN
LAURA L. McCASLAND
CECILY H. MURRAY
JOHN E. GATLIFF, II
KIMBERLY E. MARCHANT

NORTHWEST ARKANSAS
JOHN R. ELROD*
GREG S. SCHARLAU
RUTH ANN WISENER*
TERRI DILL CHADICK
VICKI BRONSON*
CHARLES E. SCHARLAU,
    OF COUNSEL*
          _________

BENJAMIN C. CONNER
         (1879-1963)
JOHN M. WINTERS, JR.
         (1901-1989)

*Not Admitted in Oklahoma


April 18, 2001


Parker Drilling Company
8 East Third St.
Tulsa, OK 74103


Re:	Parker Drilling Company Registration Statement on Form S-8

Ladies & Gentlemen:

	We have acted as counsel to Parker Drilling Company, a Delaware corporation (the "Company"), in connection with the registration of 1,000,000 shares of the Company's Common Stock, $.16 2/3 par value per share (the "Shares"), by the Company on a Registration Statement filed with the Securities and Exchange Commission on Form S-8 (the "Registration Statement"). The Shares are issuable in connection with the Parker Drilling Company Second Amended and Restated 1997 Stock Plan.

	We have examined the Registration Statement being filed contemporaneously herewith. We have also examined and are familiar with an original or copy, the authenticity of which has been established to our satisfaction, of the Parker Drilling Company Second Amended and Restated 1997 Plan and all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion herein set forth. We have assumed that the consideration to be received by the Company for each of the Shares upon issuance will equal or exceed the par value per share of Common Stock of the Company.

	Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Parker Drilling Company Second Amended and Restated 1997 Plan and authorized forms of agreement issued pursuant thereto, will be validly issued, fully paid and non-assessable.

	We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the corporate law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion herein concerning the laws of any other jurisdiction.


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Parker Drilling Company
April 17, 2001
Page 2


	We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to our firm in Item 5 of Part II thereof.

				Very truly yours,



				/s/ Conner & Winters, A Professional
						 Corporation
				Conner & Winters,
				A Professional Corporation